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                                                                    EXHIBIT 11.1

                      THE DII GROUP, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FOR THE FISCAL YEARS ENDED
                                                                  --------------------------------
                                                                    1996        1995        1994
                                                                  --------    --------    --------
PRIMARY EARNINGS PER SHARE:
   Earnings Available for Primary Earnings Per Share:
      Income available for primary earnings per share
        before extraordinary item                                 $ 10,035      23,654       8,803
      Extraordinary item, net of tax                                  --          (708)       --
                                                                  --------    --------    --------
                                                                  $ 10,035      22,946       8,803
                                                                  --------    --------    --------

   Shares Used in Computation:
      Weighted average common shares outstanding                    11,839      11,272       9,996
      Common share equivalents outstanding:
         Stock options                                                 640         805         857
         Unissued performance shares                                    58        --          --
                                                                  --------    --------    --------
                                                                    12,537      12,077      10,853
                                                                  --------    --------    --------

   Primary Earnings Per Share:
      Income before extraordinary item                            $   0.80        1.96        0.81
      Extraordinary item, net of tax                                  --         (0.06)       --
                                                                  --------    --------    --------
                                                                  $   0.80        1.90        0.81
                                                                  --------    --------    --------


FULLY DILUTED EARNINGS PER SHARE:
   Income before extraordinary item                               $ 10,035      23,654       8,803
   Interest expense (net of tax) on 6% convertible
     subordinated notes                                               --  (1)      692        --
   Amortization (net of tax) of debt issuance cost on
     Convertible subordinated notes                                   --  (1)       39        --
                                                                  --------    --------    --------
   Income available for fully diluted earnings per share
     before extraordinary item                                      10,035      24,385       8,803
   Extraordinary item, net of tax                                     --          (708)       --
                                                                  --------    --------    --------
                                                                  $ 10,035      23,677       8,803
                                                                  --------    --------    --------

   Shares Used in Computation:
      Weighted average common shares outstanding                    11,839      11,272       9,996
      Additional potentially dilutive securities (equivalent in
      common stock):
         Stock options                                                 640         974         857
         Unissued performance shares                                    58          83        --
         Convertible subordinated notes                               --  (1)      485        --
                                                                  --------    --------    --------
                                                                    12,537      12,814      10,853
                                                                  --------    --------    --------

   Fully Diluted Earnings Per Share:
      Income before extraordinary item                            $   0.80        1.90        0.81
      Extraordinary item, net of tax                                  --         (0.05)       --
                                                                  --------    --------    --------
                                                                  $   0.80        1.85        0.81
                                                                  --------    --------    --------

----------------

(1) The Convertible subordinated notes were antidilutive for the fiscal year ended December 29, 1996, and therefore not assumed to be converted for fully diluted earnings per share computations.